EXHIBIT 5.1

                   SILLS CUMMIS RADIN TISCHMAN EPSTEIN & GROSS
                           A PROFESSIONAL CORPORATION

                              ONE RIVERFRONT PLAZA
                          NEWARK, NEW JERSEY 07102-5400
                                 (973) 643-7000
                               FAX: (973) 643-6500

                                     -------

                                712 FIFTH AVENUE
                               NEW YORK, NY 10019
                                 (212) 643-7000
                               FAX (212) 643-6550

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                       ONE EMBARCADERO CENTER, SUITE 2440
                             SAN FRANCISCO, CA 94111
                                 (415) 643-7000
                               FAX (415) 643-6500

                                                                  April 25, 2002

EP MedSystems, Inc.
100 Stierli Court
Mt. Arlington, NJ 07856

      Re: Registration Statement on Form S-3

Commissioners:

      We have acted as counsel to EP MedSystems, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offering of up to 3,239,685 shares of common stock, without par value per share (the "Shares"), of the Company by certain shareholders of the Company (the "Selling Shareholders"), which include shares issuable upon the exercise of presently exercisable warrants as described in the prospectus under the Section entitled "Selling Shareholders." Such total also includes 2,489,685 shares currently issued and outstanding (the "Issued and Outstanding Shares"). All capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.

      In our capacity as counsel and in connection with the rendering of the opinions set forth below, we have examined originals or photostatic copies, certified or otherwise authenticated to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation, By-laws, as amended, resolutions of the Board of Directors of the Company and such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this opinion.


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      In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without any investigation, upon the accuracy of certain of the representations and warranties of the Company set forth in the Registration Statement and in the certificates of certain officers of the Company and upon the accuracy of the statements contained in the certificates of public officials referred to above.

      The laws covered by the opinions expressed herein are limited to (a) the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and (b) the New Jersey Business Corporation Act.

      This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied., or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

      Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that (i) all of the Shares have been duly authorized, (ii) the Issued and Outstanding Shares have been validly issued and are fully paid and nonassessable and (iii) the Shares issuable upon the exercise of the Warrants, when issued upon payment of the exercise price specified in the Warrants, will be validly issued, fully paid and nonassessable.

      We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) to the reference under the caption "Legal Matters" in the prospectus contained within the Registration Statement to our firm as the legal counsel that has passed upon the validity of the Common Stock to be offered pursuant to the Registration Statement.

      This is a legal opinion only and not a guaranty or warranty of the matters discussed herein. It is understood that this opinion speaks as of the date given and is limited to the laws in effect as of the date hereof and we undertake no obligation to update this opinion (including, without limitation, by reason of any events or circumstances, including changes in law, occurring) or to advise you of any change of any matters stated herein, whether legal or factual, after the date hereof. The foregoing opinion is qualified in its entirety by the fact that we do not assume any responsibility for the accuracy, completeness or fairness of any statement contained in the Registration Statement or the prospectus.

                                                 Very truly yours,


                                                 /s/ Sills Cummis Radin Tischman
                                                 Epstein & Gross, P.A.


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